For Release
April 29, 2010
1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports First Quarter 2010 Results

CALABASAS, Calif., April 29, 2010 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended March 31, 2010.

First Quarter 2010 Financial Highlights:
-	IT and Engineering Revenues grew over the fourth quarter of 2009.
-	Life Sciences Revenue grew over the fourth quarter of 2009.
-	Consolidated Gross Margin was 32.0% up from 31.7% in the first quarter of 2009.

For the first quarter of 2010, consolidated revenues were $96.3 million compared with $99.9 million in the fourth quarter of 2009. The Company had a net loss of $0.3 million compared with net income of $1.0 million in the fourth quarter of 2009. The Life Sciences segment revenues were $23.1 million, up from $22.9 million in the fourth quarter of 2009. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $18.6 million, down 13.0%, compared with $21.4 million in the fourth quarter of 2009.  Nurse Travel revenues were $9.0 million, down 5.6%, from $9.6 million in the fourth quarter 2009, Allied Healthcare revenues were $9.6 million, down 19.0% due in part to the drop off in flu vaccination services, from $11.8 million in the fourth quarter of 2009. The Physician segment revenues were $18.9 million, down 5.9%, from $20.1 million in the fourth quarter of 2009, and the IT and Engineering segment revenues were $35.8 million, up from $35.6 million in the fourth quarter of 2009.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “Demand for Information Technology, Engineering and Life Science professionals improved during the first quarter. Although demand for contract healthcare professionals remained weak during the quarter, we are beginning to see early signs of a recovery in demand for healthcare professionals.” Dameris concluded, “Because of our focus on the provisioning of math and science skills and improving secular trends for staffing, our growth opportunities are significant in the next 3 to 5 years.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our first quarter consolidated gross margin remained strong and expanded over the first quarter of 2009 as the revenue mix shifted to higher margin segments. In the first quarter of 2010 gross margin in Life Sciences was 31.6%, Healthcare gross margin was 26.7%, while Physician staffing gross margin was 31.7% and IT and Engineering gross margin was 35.1%.

Our SG&A expenses were up slightly from the fourth quarter due in part to the timing of the incurrence of audit expenses and expenses related to the Company’s strategic planning. These increases were partially offset by a decrease in amortization of intangibles. Capital expenditures were $1.3 million, amortization of intangibles was $0.6 million, depreciation was $1.4 million and equity-based compensation expense was $1.3 million.”

Second Quarter 2010 Financial Estimates
Based on revenues in the first six weeks of the second quarter of 2010 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter ending June 30, 2010 are as follows:

•	Revenues of $103 to $107 million
•	Gross Margin of 33.4% to 33.6%
•	SG&A of $31.8 to $32.4 million, including depreciation of approximately $1.6 million, amortization of approximately $0.5 million and approximately $1.8 million in equity-based compensation expense
•	Adjusted EBITDA of $6.5 to $7.5 million
•	Net income of $0.5 to $1.0 million
•	Earnings per diluted share of $0.01 to $0.03

The estimates above assume no deterioration in the staffing markets which On Assignment serves mid 20% year over year revenue growth in IT and Engineering, mid teens year over year revenue growth in Life Sciences, single digit declines in year over year revenue in Physician and Allied and a 40% year over year decline in Nurse Travel. The estimates also include approximately $2.1 million in revenue and $0.8 million in SG&A expenses related to the Cambridge Group, acquired by the Company in April.

On Assignment will hold its quarterly conference call to discuss its first quarter 2010 financial results this afternoon, Thursday, April 29, 2010 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference code is 68324516. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Thursday, April 29, 2010 through Friday, May 7, 2010 by dialing (800) 642-1687 or (706) 645-9291 with the access code 68324516.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 73 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2010.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31,		December 31,
	2010	2009	2009
Revenues	$96,313	$116,802	$99,924
Cost of Services	65,490	79,818	66,710
Gross Profit	30,823	36,984	33,214
Selling, General and Administrative Expenses	29,831	33,129	29,576
Operating Income	992	3,855	3,638
Interest Expense	(1,560)	(1,087)	(1,689)
Interest Income	32	56	33
Income (Loss) before Income Taxes	(536)	2,824	1,982
Income Tax Provision (Benefit)	(234)	1,176	947
Net Income (Loss)	$(302)	$1,648	$1,035

Basic Earnings (Loss) Per Share	$(0.01)	$0.05	$0.03
Diluted Earnings (Loss) Per Share	$(0.01)	$0.05	$0.03

Weighted Average Number of Shares Outstanding	36,361	35,840	36,110

Weighted Average Common and Common Equivalent Shares Outstanding-Diluted	36,361	35,982	36,760

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 31,		December 31,
	2010	2009	2009
Revenues:
Life Sciences	$23,050	$25,376	$22,949

Healthcare Staffing	18,576	31,511	21,355

Physician Staffing	18,871	21,744	20,061

IT and Engineering	35,816	38,171	35,559
Consolidated Revenues	$96,313	$116,802	$99,924

Gross Profit:
Life Sciences	$7,294	$8,102	$7,525

Healthcare Staffing	4,969	8,307	6,127

Physician Staffing	5,989	6,542	6,883

IT and Engineering	12,571	14,033	12,679
Consolidated Gross Profit	$30,823	$36,984	$33,214

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 31,		December 31,
	2010	2009	2009
Cash provided by Operations	$6,412	$18,158	$1,444
Capital Expenditures	1,320	1,638	943

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	March 31,		December 31,
	2010	2009	2009
Cash and Cash Equivalents	$30,250	$46,466	$25,974
Accounts Receivable, net	50,375	61,868	50,173
Intangible Assets, net	227,712	232,667	228,337
Total Assets	346,711	383,345	343,462
Current Portion of Long-Term Debt	–	–	–
Current Liabilities	35,371	47,534	31,954
Long-Term Debt	77,913	110,913	77,913
Other Long-Term Liabilities	6,928	3,746	6,934
Stockholders’ Equity	226,499	221,152	226,661

RECONCILIATION OF GAAP NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31, 2010		March 31, 2009		December 31, 2009
Net Income (Loss)	$(302)	$(0.01)	$1,648	$0.05	$1,035	$0.03
Interest Expense, net	1,528	0.04	1,031	0.03	1,656	0.04
Income Tax Provision (Benefit)	(234)	(0.01)	1,176	0.03	947	0.03
Depreciation	1,425	0.04	1,512	0.04	1,382	0.04
Amortization of Intangibles	625	0.02	1,538	0.04	1,504	0.04
EBITDA	3,042	0.08	6,905	0.19	6,524	0.18
Equity-based Compensation	1,334	0.04	1,145	0.03	1,286	0.03
Adjusted EBITDA	$4,376	$0.12	$8,050	$0.22	$7,810	$0.21

Weighted Average Common and Common Equivalent Shares Outstanding	36,361		35,982		36,760

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	June 30, 2010
Net Income	$500	$1,000
Interest Expense	1,600	1,600
Income Tax Provision	500	1,000
Depreciation and Amortization	2,100	2,100
EBITDA	4,700	5,700
Equity-based Compensation	1,800	1,800
Adjusted EBITDA	$6,500	$7,500

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

			Healthcare
	Life Sciences		Allied Healthcare		Nurse Travel		Total Healthcare		Physician Staffing		IT and Engineering		Consolidated
Revenues:
Q1 2010	$23,050		$9,564		$9,012		$18,576		$18,871		$35,816		$96,313
Q4 2009	$22,949		$11,804		$9,551		$21,355		$20,061		$35,559		$99,924
% Sequential Change	0.4%		(19.0%	)	(5.6%	)	(13.0%	)	(5.9%	)	0.7%		(3.6%	)
Q1 2009	$25,376		$10,205		$21,306		$31,511		$21,744		$38,171		$116,802
% Year-over-Year Change	(9.2%	)	(6.3%	)	(57.7%	)	(41.0%	)	(13.2%	)	(6.2%	)	(17.5%	)

Gross Margins:
Q1 2010	31.6%		30.8%		22.4%		26.7%		31.7%		35.1%		32.0%
Q4 2009	32.8%		32.0%		24.6%		28.7%		34.3%		35.7%		33.2%
Q1 2009	31.9%		32.2%		23.5%		26.4%		30.1%		36.8%		31.7%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	March 31, 2010		December 31, 2009
Percentage of Revenues:
Top Ten Clients	7.3%		10.1%
Direct Hire/Conversion	2.2%		2.1%

Bill Rate:
% Sequential Change	(1.2%	)	(0.7%	)
% Year-over-Year Change	(5.4%	)	(4.4%	)

Bill/Pay Spread:
% Sequential Change	(1.3%	)	(1.8%	)
% Year-over-Year Change	(8.9%	)	(8.4%	)

Average Headcount:
Contract Professionals (CP)	3,368		3,598
Staffing Consultants (SC)	580		570

Productivity:
Gross Profit per SC	$53,000		$58,000